UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 22, 2021
BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 505-4755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a regularly scheduled meeting of the Board of Directors (the “Board”) of Brickell Biotech, Inc. (the “Company”) held on February 22, 2021, in preparation for the Company’s upcoming 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), the Board determined to move one of its current directors, Robert B. Brown, from Class III (with a term expiring at the 2022 Annual Meeting of Stockholders) to Class II (with a term expiring at the 2021 Annual Meeting) to achieve a more equal balance of membership among the classes of directors of the Company.
To effect this, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Mr. Brown for election as a Class II director at the 2021 Annual Meeting, and Mr. Brown provided a conditional notice of his intention to resign from Class III of the Board effective upon the opening of the polls at the 2021 Annual Meeting, which resignation will only become effective if he is elected by the Company’s stockholders to Class II of the Board at the 2021 Annual Meeting. If Mr. Brown is not elected by the Company’s stockholders to Class II of the Board at the 2021 Annual Meeting, his conditional resignation will not take effect, and he will continue to serve as a member of the Board in Class III. If Mr. Brown is elected by the Company’s stockholders to Class II of the Board at the 2021 Annual Meeting, and if Dennison T. Veru, the other nominee for election to Class II of the Board at the 2021 Annual Meeting, is so elected, then Class I will have one member, Class II will have two members, and Class III will have two members.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2021	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer